UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Post-Effective Amendment No. 9 Commission Registration Number 333-84934 WORLD HEALTH ALTERNATIVES, INC. Florida 7375 04-3613924 (State or (Primary Std. IRS Employer jurisdiction of Industrial ID Number) incorporation or Classification Code organization) Number) 300 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235 (412) 829- 7800 (Address and telephone number of principal executive offices) 300 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235 (Address of principal place of business or intended principal place of business) Marc P. Taxay, Esq. Cohen & Grigsby, P.C. 11 Stanwix Street, 15th Floor Pittsburgh, Pennsylvania 15222 (412) 297- 4900 (Name, address and telephone number of agent for service) (All communications to) Marc P. Taxay, Esq. Cohen & Grigsby, P.C. 11 Stanwix Street, 15th Floor Pittsburgh, Pennsylvania 15222 Tel: (412) 297-4900 / Fax: (412) 209-0672 Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof. If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] EXPLANATORY NOTE DEREGISTRATION OF SECURITIES On March 26, 2002, World Health Alternatives, Inc., a Florida corporation (the "Registrant"), filed a registration statement on Form SB-2 (No. 333-84934) (the "Registration Statement") using a "shelf" registration process to register 1,743,700 shares of common stock held by certain shareholders of the Registrant (the "Selling Shareholders"). On June 28, 2002, the Commission declared the Registration Statement effective. The Registration State was subsequently amended to register a total of 3,487,400 shares of common stock held by the Selling Shareholders following a 2-for-1 stock split effective October 7, 2002. Since that time and from time to time, the Registrant has filed prospectus supplements under the Registration Statement offering shares of common stock in connection with the acquisition of Better Solutions, Inc. In all, the Selling Shareholders sold a total of 3,475,400 shares under the Registration Statement, with 12,000 shares of common stock remaining unsold. The Registrant and the Selling Shareholders no longer desire to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 9 to the Registration Statement is being filed to deregister, as of the date hereof, all of the shares that remain unsold under the Registration Statement. [The remainder of this page is intentionally left blank]